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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.
On December 22, 2006, Endocare, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the Loan and Security Agreement that governs the Company’s credit facility with Silicon Valley Bank (“SVB”). Under the terms of the Third Amendment:
•	SVB waived the Company’s noncompliance with the tangible net worth covenant for the months ended September 30, 2006, October 31, 2006 and November 30, 2006;

•	the tangible net worth covenant was modified to reduce the required tangible net worth;

•	the advance rate on eligible accounts was increased from 80% to 85%, thereby potentially increasing the borrowing base;

•	for purposes of determining eligible accounts, the concentration threshold applicable to Advanced Medical Partners, Inc. was increased from 25% to 35%, thereby potentially increasing the borrowing base;

•	the interest rate was increased from prime plus 1.00% to prime plus 1.50% during both Phase I and Phase II of the credit facility (previously the interest rate was prime plus 1.00% during Phase I and prime plus 1.50% during Phase II);

•	the parameters applicable to Phase I and Phase II of the credit facility were adjusted;

•	the Company agreed to pay to SVB a fee amounting to $2,000 in consideration for the Third Amendment; and

•	various technical conforming revisions were made to the Loan and Security Agreement.
The foregoing description of the Third Amendment is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment to Loan Documents, dated as of December 22, 2006, by and between Endocare, Inc. and Silicon Valley Bank.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
December 22, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer